Exhibit 99.1

555 West Adams Street Chicago, IL 60661

Contact	David McCrary

TransUnion

E-mail	investor.relations@transunion.com

Telephone	312 985 2860

TransUnion Reports First Quarter 2011 Results

CHICAGO, May 9, 2011

TransUnion Corp (“TransUnion”, or the “Company”) today announced financial results for the quarter ended March 31, 2011. The Company reported revenue of $245.9 million for the first quarter, an increase of 8.3 percent compared to the first quarter of 2010. On a constant currency basis, revenues increased 5.9 percent compared to the first quarter of 2010. Operating income was $55.1 million, an increase of 19.5 percent compared to the first quarter of 2010. The net loss from continuing operations attributable to TransUnion Corp. for the first quarter was $25.4 million compared to income of $25.0 million for the first quarter of 2010, a decrease of $50.4 million. This decrease was primarily due to a $59.3 million loss on the early extinguishment of debt1 as a result of refinancing the Company’s senior secured credit facility in February 2011.

On a non-GAAP basis, Adjusted EBITDA1 for the quarter was $79.3 million, an increase of 11.5 percent compared to the first quarter 2010.

“As market conditions continued to stabilize, TransUnion had revenue improvements across all of our business segments,” said Bobby Mehta, President and Chief Executive Officer. “Revenue growth in the first quarter of 2011 versus the first quarter of 2010 was driven by double-digit revenue increases in Credit Marketing Services in our USIS segment, Emerging Markets in our International segment and the Interactive segment as a whole.”

First Quarter 2011 Results

•	Total revenue increased 8.3 percent compared to the first quarter of 2010;

•

Operating income increased 19.5 percent compared to the first quarter of 2010; with corresponding margins of 22.4 percent for the first quarter of 2011, up from 20.3 percent for the first quarter of 2010;

•

Adjusted EBITDA[1] increased 11.5 percent compared to the first quarter of 2010; with corresponding margins of 32.2 percent for the first quarter of 2011, up from 31.3 percent for the first quarter of 2010;

•	On February 10, 2011, the Company amended and refinanced its senior secured credit facility;

•	The Company completed an exchange offer for its 11 3/8% senior notes due 2018 on April 20th, in which all outstanding notes were exchanged.

[1]	See page 9 for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure and a discussion of the loss on the early extinguishment of debt.

Segment Highlights

U.S. Information Services (USIS)

Total USIS revenue was $159.6 million, an increase of 5.3 percent compared to the first quarter of 2010.

•	Online Data Services revenue was $109.7 million, an increase of 3.0 percent compared to the first quarter of 2010.

•	Credit Marketing Services revenue was $31.3 million, an increase of 15.9 percent compared to the first quarter of 2010.

•	Decision Services revenue was $18.6 million, an increase of 2.8 percent compared to the first quarter of 2010.

Operating margin for USIS was 27.7 percent for the first quarter of 2011 compared to 25.9 percent for the first quarter of 2010.

International

Total International revenue was $50.4 million, an increase of 12.0 percent compared to the first quarter of 2010. On a constant currency basis, revenue increased 5.9 percent compared to the first quarter of 2010.

•	Developed Markets revenue was $20.8 million, an increase of 0.5 percent. On a constant currency basis, revenue decreased 2.9 percent compared to the first quarter of 2010.

•

Emerging Markets revenue was $29.6 million, an increase of 21.8 percent. On a constant currency basis, revenue increased 14.2 percent compared to the first quarter of 2010. On an organic constant currency basis, which excludes Chile, revenue increased 6.4 percent compared to the first quarter of 2010.

Operating margin for International was 28.6 percent for the first quarter of 2011 compared to 31.6 percent for the first quarter of 2010.

Interactive

Total Interactive revenue was $35.9 million, an increase of 18.1 percent compared to the first quarter of 2010.

Operating margin for Interactive was 24.8 percent for the first quarter of 2011 compared to 17.8 percent for the first quarter of 2010.

Selected Liquidity Data and Financing Update

Total cash and equivalents at March 31, 2011, was $116.7 million, down from $131.2 million at December 31, 2010. First quarter cash flow from continuing operations was $25.9 million. Key cash outflows included: $26.7 million used for cash capital expenditures, including $18.8 million paid in the first quarter of 2011 for assets purchased and accrued for in the fourth quarter of 2010; $16.1 million in costs related to refinancing our senior secured credit facility net of new debt proceeds; and $4.6 million used to pay principal on our restricted foreign cash loan. These outflows were offset by net inflows of $7.0 million for other items.

On June 15, 2010, the Company issued $645.0 million 11 3/8% senior notes due 2018. In connection with the issuance of the notes, we entered into a registration rights agreement that required us to exchange the notes for an equal amount of notes registered with the SEC. We filed the Registration Statement on Form S-4 for the notes with the SEC on March 1, 2011, and the related prospectus on March 21, 2011. All of the notes were exchanged in the exchange offer. The registration of the notes did not change any of the terms of the notes, other than lifting transfer restrictions on holders of the notes.

About TransUnion (www.transunion.com)

As a global leader in credit and information management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering comprehensive data and advanced analytics and decisioning. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion employs more than 3,100 employees in 25 countries on five continents.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, May 9, 2011, at 8:00 a.m. (CDT) via a live teleconference to discuss the business trends supporting first quarter 2011 financial results. To access the teleconference, go to TransUnion’s homepage at http://www.transunion.com. The discussion will be available via replay on TransUnion’s website shortly after the teleconference. This earnings release is also available on TransUnion’s website. The teleconference dial-in information is:

Domestic dial-in: 866-783-2137

International dial-in: 857-350-1596

Teleconference code: 83982763

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that important factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: our ability to provide our services at competitive prices; our ability to manage and expand our operations; economic trends and adverse developments in the debt, consumer credit and financial services markets; further consolidation in our end customer markets; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to maintain the security and integrity of our data; government regulation and changes in the regulatory environment; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; our ability to timely develop new services; our ability to manage expansion of our businesses into international markets; our ability to effectively manage our costs; economic stability in international markets where we operate; our ability to make acquisitions and integrate the operations of other businesses; our ability to access the capital markets; our ability to retain or renew existing agreements with long-term customers; and reliance on key management personnel. Additional factors that may materially affect such forward-looking statements are discussed in the sections titled “Risk factors” and “Management’s discussion and analysis of financial condition and results of operations” of our Registration Statement on Form S-4 and the section titled “Management’s discussion and analysis of financial condition and results of operations” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. Many of these factors are beyond our control.

The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For further information or other factors which could affect our financial results and such forward-looking statements, see the section titled “Risk factors” in our Registration Statement on Form S-4.

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2011	December 31, 2010
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$116.7	$131.2
Trade accounts receivable, net of allowance of $2.2 and $1.7	145.1	132.6
Other current assets	68.5	50.0
Current assets of discontinued operations	0.3	0.6

Total current assets	330.6	314.4

Property, plant and equipment, net of accumulated depreciation and amortization of $446.7 and $429.0	178.9	186.1
Other marketable securities	11.5	19.3
Goodwill	222.7	223.7
Other intangibles, net	113.5	117.9
Other assets	61.9	92.8

Total assets	$919.1	$954.2

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$54.5	$$65.8
Current portion of long-term debt	20.7	15.1
Other current liabilities	94.3	103.4
Current liabilities of discontinued operations	1.3	2.0

Total current liabilities	170.8	186.3

Long-term debt	1,585.5	1,590.9
Other liabilities	46.4	39.0

Total liabilities	1,802.7	1,816.2

Stockholders’ equity:
Preferred stock, $0.01 par value; 20.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 180.0 shares authorized, 29.8 and 29.8 shares issued at March 31, 2011, and December 31, 2010, respectively; 29.8 and 29.8 shares outstanding as of March 31, 2011, and December 31, 2010, respectively	0.3	0.3
Additional paid-in capital	894.7	893.5
Treasury stock at cost; 0 shares at March 31, 2011, and December 31, 2010	—	—
Retained earnings	(1,804.2)	(1,780.6)
Accumulated other comprehensive income (loss)	8.7	9.3

Total TransUnion Corp. stockholders’ equity	(900.5)	(877.5)
Noncontrolling interests	16.9	15.5

Total stockholders’ equity	(883.6)	(862.0)

Total liabilities and stockholders’ equity	$919.1	$954.2

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(in millions)

	Three Months Ended March 31,
	2011	2010
	Unaudited

Revenue	$245.9	$227.0

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	101.7	99.1
Selling, general and administrative	67.4	61.6
Depreciation and amortization	21.7	20.2

Total operating expenses	190.8	180.9

Operating income	55.1	46.1

Non-operating income and expense
Interest expense	(33.6)	(5.3)
Interest income	0.2	0.3
Other income and expense, net	(58.9)	0.8

Total non-operating income and expense	(92.3)	(4.2)

Income (loss) from continuing operations before income taxes	(37.2)	41.9

Benefit (provision) for income taxes	13.9	(15.1)

Income (loss) from continuing operations	(23.3)	26.8

Discontinued operations, net of tax	(0.1)	(4.2)

Net income (loss)	(23.4)	22.6
Less: net income attributable to the noncontrolling interests	(2.1)	(1.8)

Net income (loss) attributable to TransUnion Corp.	$(25.5)	$20.8

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,
	2011	2010
	Unaudited
Cash flows from operating activities:
Net income (loss)	$(23.4)	$22.6
Less: loss from discontinued operations, net of tax	(0.1)	(4.2)

Income (loss) from continuing operations	(23.3)	26.8
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Loss on early extinguishment of senior secured credit facility	59.3	—
Depreciation and amortization	21.7	20.2
Deferred financing fees	1.6	1.0
Stock-based incentive compensation	1.2	4.1
Provision for losses on trade accounts receivable	0.7	0.6
Equity in net income of affiliates, net of dividends	(3.1)	(1.5)
Deferred taxes	(19.3)	(1.2)
Other	(0.1)	—
Changes in assets and liabilities:
Trade accounts receivable	(13.4)	(16.0)
Other current and long-term assets	(0.4)	7.9
Trade accounts payable	5.5	(2.2)
Other current and long-term liabilities	(4.5)	(14.6)

Cash provided by operating activities of continuing operations	25.9	25.1
Cash used in operating activities of discontinued operations	—	(2.9)

Cash provided by operating activities	25.9	22.2
Cash flows from investing activities:
Capital expenditures for property and equipment	(26.7)	(5.4)
Proceeds from sale of trading securities	8.8	0.3
Investments in trading securities	(0.7)	—
Proceeds from redemption of investments in available-for-sale securities	—	11.5
Proceeds from held-to-maturity securities	—	4.9
Proceeds from sale of assets of discontinued operations	—	10.3
Other	—	0.6

Cash (used in) provided by investing activities	(18.6)	22.2
Cash flows from financing activities:
Proceeds from senior secured credit facility	950.0	—
Extinguishment of senior secured credit facility	(945.2)	—
Repayments of other debt	(4.6)	(13.1)
Debt financing fees	(11.4)	—
Prepayment fee on early extinguishment of senior secured credit facility	(9.5)	—
Repayments of secured line of credit	—	(11.5)
Treasury stock purchases	—	(5.3)
Other	(0.7)	(0.3)

Cash used in financing activities	(21.4)	(30.2)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.2

Net change in cash and cash equivalents	(14.5)	14.4
Cash and cash equivalents, beginning of period, including cash of discontinued operations of $0 in 2011 and $11.6 in 2010	131.2	149.1

Cash and cash equivalents, end of period, including cash of discontinued operations of $0 in 2011 and $1.9 in 2010	$116.7	$163.5

TRANSUNION CORP. AND SUBSIDIARIES

Segment Information

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2011	2010	$ Change	% Change
Revenue:
U.S. Information Services:
Online Data Services	$109.7	$106.5	$3.2	3.0%
Credit Marketing Services	31.3	27.0	4.3	15.9%
Decision Services	18.6	18.1	0.5	2.8%

Total U.S. Information Services	$159.6	$151.6	$8.0	5.3%

International:
Developed Markets	$20.8	$20.7	$0.1	0.5%
Emerging Markets	29.6	24.3	5.3	21.8%

Total International	$50.4	$45.0	$5.4	12.0%

Interactive	$35.9	$30.4	$5.5	18.1%

Total revenue	$245.9	$227.0	$18.9	8.3%

Operating Income
U.S. Information Services	$44.2	$39.2	$5.0	12.8%
International	14.4	14.2	0.2	1.4%
Interactive	8.9	5.4	3.5	64.8%
Corporate	(12.4)	(12.7)	0.3	2.4%

Total operating income	$55.1	$46.1	$9.0	19.5%

Operating Margin(1)
U.S. Information Services	27.7%	25.9%		1.8%
International	28.6%	31.6%		(3.0)%
Interactive	24.8%	17.8%		7.0%
Total consolidated operating margin	22.4%	20.3%		2.1%

(1)	When comparing changes for margins, variance changes are based on a “basis point” change.

TRANSUNION CORP. AND SUBSIDIARIES

Key Financial Performance Measures and Reconciliation of Non GAAP Measures

(Unaudited)

(in millions)

	Three Months Ended March 31,
(dollars in millions)	2011	2010	$ Change	% Change
Revenue	$245.9	$227.0	$18.9	8.3%
Reconciliation of operating income to Adjusted EBITDA:
Operating income	55.1	46.1	9.0	19.4%
Adjustments(1)	—	—	—	—

Adjusted Operating Income(2)	55.1	46.1	9.0	19.4%
Depreciation and amortization	21.7	20.2	1.5	7.3%
Stock-based compensation	1.2	5.1	(3.9)	(76.5)%
Earnings from equity method investments	3.4	1.5	1.9	123.4%
Dividends received from cost method subsidiaries	—	—	—	—
Net income attributable to noncontrolling interests	(2.1)	(1.8)	(0.3)	(13.0)%

Adjusted EBITDA(3)	$79.3	$71.1	$8.2	11.5%

Reconciliation of net income (loss) attributable to TransUnion Corp. to Adjusted EBITDA:
Net income (loss) attributable to TransUnion Corp.(4)	$(25.5)	$20.8	$(46.3)	nm
Discontinued operations	0.1	4.2	(4.1)	(97.6)%

Net income (loss) from continuing operations attributable to TransUnion	(25.4)	25.0	(50.4)	(201.6)%
Net interest expense	33.4	5.0	28.4	568.0%
Income taxes	(13.9)	15.1	(29.0)	nm
Depreciation and amortization	21.7	20.2	1.5	7.3%
Adjustments for other income and expense(5)	62.3	0.7	61.6	nm
Stock-based compensation	1.2	5.1	(3.9)	(76.5)%

Adjusted EBITDA(3)	$79.3	$71.1	$8.2	11.5%

Other metrics:
Cash provided by operating activities of continuing operations	$25.9	$25.1	$0.8	3.2%
Capital expenditures of continuing operations(6)	26.7	5.4	21.3	nm

nm: not meaningful

(1)	There are no adjustments to operating income for either period presented.
(2)

Adjusted Operating Income is a non-GAAP measure defined as operating income plus or minus significant one-time items that management considers not to be indicative of our ongoing operating performance. The reconciliation of Adjusted Operating Income to its most directly comparable GAAP measure, operating income, is included in the table above. Management believes Adjusted Operating Income is a useful metric for investors and other users of our financial data because it eliminates the impact of certain items that are non-recurring or that we do not consider indicative of our ongoing operating performance. Other companies in our industry may calculate Adjusted Operating Income differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted Operating Income should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

(3)

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) attributable to TransUnion Corp. less discontinued operations, plus net interest expense, income taxes, depreciation and amortization, stock-based compensation and items included in other income and expense except for earnings from equity method investments and dividends received from cost method investments. The reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributable to TransUnion Corp., is included in the table above. Management uses Adjusted EBITDA to assess the Company’s operating performance and believes it is a useful metric for investors, creditors and other users of our financial statements to do the same. Management presents Adjusted EBITDA as a supplemental measure of the Company’s operating performance because it eliminates the impact of certain items that management does not consider indicative of the Company’s ongoing operating performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

(4)	For the three months ended March 31, 2011, the net loss attributable to TransUnion Corp. includes $59.3 million of expenses related to the refinancing of the Company’s senior secured credit facility.
(5)

Adjustments for other income and expense includes $59.3 million of expenses related to the refinancing of the Company’s senior secured credit facility, and various other expenses totaling $3.0 million. The difference between the adjustments for other income and expense shown above and other income and expense, net, reported on our income statement is earnings from equity method investments and dividends received from cost method investments which totaled $3.4 million for the three months ended March 31, 2011, and $1.5 million for the three months ended March 31, 2010.

(6)	Capital expenditures for the three months ended March 31, 2011, include $18.8 million paid in the first quarter of 2011 for assets purchased and accrued for in the fourth quarter of 2010.